Exhibit 3.2

                            CERTIFICATE OF MERGER OF
                         RIVIERA ACQUISITION CORPORATION
                                  WITH AND INTO
                           UNITED WASTE SYSTEMS, INC.


     UNITED WASTE SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:


     1. The name of the constituent corporations are Riviera Acquisition Corporation ("Acquisition"), a Delaware corporation, and United Waste Systems, Inc., an Delaware corporation ("United").

     2. The Agreement and Plan of Merger among USA Waste Services, Inc., a Delaware corporation, Acquisition and United, dated as of April 13, 1997 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation of the merger is United Waste Systems, Inc., a Delaware corporation.

     4. The Certificate of Incorporation of United shall be the Certificate of Incorporation of the surviving corporation.

     5. The executed Merger Agreement is on file at the principal place of business of United located at First City Tower, 1001 Fannin, Houston, Texas 77002.

     6. A copy of the Merger Agreement will be furnished by United, on request and without cost, to any stockholder of United or Acquisition.

                                     * * * *


     IN WITNESS WHEREOF, United Waste Systems, Inc. has caused this Certificate of Merger to be signed by Gregory T. Sangalis, its Vice President and Secretary and attested by Bryan J. Blankfield, its Secretary, as of this 26th day of August, 1997.


By:  /s/ GREGOROY T. SANGALIS
     -----------------------------------------
     Gregory T. Sangalis
     Vice President and Secretary
     United Waste Systems, Inc.


Attest:


By:  /s/ BRYAN J. BLANKFIELD
     ------------------------------------------
     Bryan J. Blankfield
     Assistant Secretary
     United Waste Systems, Inc.